Exhibit  23(h)(17)(a)

                                    EXHIBIT A
                  to the Expense Limitation Agreement between
                              GARTMORE MUTUAL FUNDS
                                      and
                       GARTMORE MUTUAL FUND CAPITAL TRUST

                                 October 1, 2002

                           (As amended March 1, 2003)


Name of Fund/Class                           Expense Limitation for Fund/Class*
--------------------------                   ----------------------------------

Gartmore Money Market Fund
   Prime                                                  0.59%
   Service                                                0.59%
   Institutional                                          0.59%


In addition with respect to the Service Class shares of the Gartmore Money Market Fund, for the period from March 1, 2003 to February 29, 2004, the Fund Operating Expenses shall be limited to 0.75% and shall include Rule 12b-1 fees and fees paid pursuant to an Administrative Services Plan.


Gartmore Government Bond Fund
   Class A                                                0.79%
   Class B                                                0.79%
   Class C                                                0.79%
   Class D                                                0.79%

*Effective until at least February 29, 2004. These expense limitations may be revised, after the expiration of the agreed upon term, if mutually agreed upon by the parties. They may also be revised to increase the limitations at anytime if mutually agreed upon by the parties.

                                           GARTMORE MUTUAL FUNDS

                                           By:    /s/ JAMES BERNSTEIN
                                           Name:  James Bernstein
                                           Title: Assistant Secretary


                                           GARTMORE MUTUAL FUND CAPITAL TRUST

                                           By:     /s/ GERALD J. HOLLAND
                                           Name:   Gerald J. Holland
                                           Title:  SVP - CAO


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